Exhibit 99.1

Ryerson Reports Third Quarter 2023 Results

Quarterly results include strong cash flow generation and expense management, and ninth consecutive increase in the quarterly dividend. Business highlights include continued progress integrating recent acquisitions, ongoing development and implementation of organic growth projects, and customer experience initiatives including University Park, Illinois service center.

CHICAGO – October 30, 2023 – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, today reported results for the third quarter ended September 30, 2023.

Highlights:

•
Achieved Net Income attributable to Ryerson Holding Corporation of $35.0 million and Adjusted EBITDA1, excluding LIFO of $45.0 million
•
Delivered Diluted Earnings Per Share of $1.00 on revenue of $1.25 billion
•
Generated Operating Cash Flow of $79.3 million and Free Cash Flow of $56.9 million
•
Maintained Net Leverage ratio within target range at 1.4x, debt of $366 million and net debt2 of $329 million as of September 30, 2023
•
Acquired Norlen Incorporated, a full-service value-added processor, subsequent to quarter-end
•
Announced fourth quarter 2023 dividend of $0.1850 per share, a 1.4% increase from the prior quarter

$ in millions, except tons (in thousands), average selling prices, and earnings per share

Financial Highlights:	Q3 2023	Q3 2022	Q2 2023	YoY	QoQ	9MO 2023	9MO 2022	YoY

Revenue	$1,246.7	$1,543.1	$1,343.5	(19.2)%	(7.2)%	$3,996.3	$5,035.4	(20.6)%
Tons shipped	478	512	496	(6.6)%	(3.6)%	1,493	1,564	(4.5)%
Average selling price/ton	$2,608	$3,014	$2,709	(13.5)%	(3.7)%	$2,677	$3,220	(16.9)%
Gross margin	20.0%	17.6%	19.4%	240 bps	60 bps	19.4%	22.8%	-340 bps
Gross margin, excl. LIFO	17.3%	16.2%	18.7%	110 bps	-140 bps	18.4%	20.9%	-250 bps
Warehousing, delivery, selling, general, and administrative expenses	$193.0	$186.5	$202.6	3.5%	(4.7)%	$589.8	$544.7	8.3%
As a percentage of revenue	15.5%	12.1%	15.1%	340 bps	40 bps	14.8%	10.8%	400 bps
Net income attributable to Ryerson Holding Corporation	$35.0	$55.1	$37.6	(36.5)%	(6.9)%	$119.9	$415.1	(71.1)%
Diluted earnings per share	$1.00	$1.46	$1.06	$(0.46)	$(0.06)	$3.34	$10.78	$(7.44)
Adjusted diluted earnings per share	$1.00	$1.48	$1.06	$(0.48)	$(0.06)	$3.34	$11.11	$(7.77)
Adj. EBITDA, excl. LIFO	$45.0	$78.5	$70.1	(42.7)%	(35.8)%	$205.2	$553.3	(62.9)%
Adj. EBITDA, excl. LIFO margin	3.6%	5.1%	5.2%	-150 bps	-160 bps	5.1%	11.0%	-590 bps

Balance Sheet and Cash Flow Highlights:
Total debt	$365.9	$476.9	$396.1	(23.3)%	(7.6)%	$365.9	$476.9	(23.3)%
Cash and cash equivalents	$37.4	$50.9	$30.0	(26.5)%	24.7%	$37.4	$50.9	(26.5)%
Net debt	$328.5	$426.0	$366.1	(22.9)%	(10.3)%	$328.5	$426.0	(22.9)%
Net debt / LTM Adj. EBITDA, excl. LIFO	1.4x	0.5x	1.4x	0.9x	—	1.4x	0.5x	0.9x
Cash conversion cycle (days)	78.3	83.4	76.1	(5.1)	2.2	77.6	78.7	(1.1)
Net cash provided by operating activities	$79.3	$151.6	$115.3	$(72.3)	$(36.0)	$275.0	$319.6	$(44.6)

A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included below in this news release.

Management Commentary

Eddie Lehner, Ryerson’s President and Chief Executive Officer, said, “I want to thank all of my Ryerson teammates for their continued efforts creating and sustaining a safe and productive operating environment. Additionally, I want to thank our customers for affording us the opportunity to contribute as an integral part of their supply-chains, which we never take for granted. Counter-cyclical conditions that emerged in the second quarter of 2023 continued to impact our industry during the third quarter, highlighted by shifting consumer spending patterns, higher interest rates, tightening credit conditions, decelerating manufacturing activity, as well as global economic slowing particularly in Europe and China. Prices across our product mix decreased during the quarter, while lower transactional customer quoting activity and reduced OEM customer order sizes put downward pressure on average selling prices and compressed gross margins. Despite unfavorable market conditions, we generated cash from operations and working capital release, reduced net debt, reduced costs, provided returns for shareholders, invested in growth through the acquisition of Norlen Incorporated in early October, and continued start-up activities at our new service centers in University Park, Illinois, Las Vegas, Nevada and the expansion of our service center in Shelbyville, Kentucky. While we navigated the cyclical headwinds during the quarter, we continued to improve our operating model by investing in systems technologies, expanding value-added capabilities and implementing efficiencies to position our business for long-term growth. As we look towards the fourth quarter and into 2024, our current investments in our physical and digital network position Ryerson well for both the next upturn and expected longer-term secular growth drivers in North American manufacturing activity.”

Third Quarter Results

Ryerson generated net sales of $1.2 billion in the third quarter of 2023, a decrease of 7.2% compared to the second quarter of 2023. Net sales during the period were influenced by sequentially lower volumes and average selling prices, which decreased 3.6% and 3.7%, respectively, compared to the second quarter of 2023.

Gross margin expanded sequentially by 60 basis points to 20.0% in the third quarter of 2023, compared to 19.4% in the second quarter. Gross margins reflected LIFO income of $33.4 million, as the commodity price curves for our metals products sales mix decreased.

Excluding the impact of LIFO, gross margin contracted 140 basis points to 17.3% in the third quarter of 2023, compared to 18.7% in the second quarter. The compression in gross margins, excluding LIFO, was primarily driven by a decrease in prices across our product mix coupled with continued above normal inventories in the channel that put downward pressure on average selling prices. Warehousing, delivery, selling, general and administrative expenses decreased 4.7% to $193.0 million in the third quarter, compared to $202.6 million in the second quarter, primarily driven by lower variable expenses, lower accruals for personnel related expenses, and lower professional fees, partially offset by higher reorganization expenses related to an ERP systems implementation and start-up costs associated with the University Park service center.

Net income attributable to Ryerson Holding Corporation for the third quarter of 2023 was $35.0 million, or $1.00 per diluted share, compared to net income of $37.6 million, or $1.06 per diluted share in the previous quarter. Ryerson generated Adjusted EBITDA, excluding LIFO of $45.0 million in the third quarter of 2023, compared to the second quarter Adjusted EBITDA, excluding LIFO of $70.1 million.

Liquidity & Debt Management

Ryerson generated $79.3 million of cash from operations in the third quarter of 2023, supported by net income attributable to Ryerson Holding of $35.0 million and working capital release of $15.1 million. The Company ended the third quarter of 2023 with $366 million of debt and $329 million of net debt, a sequential decrease of $30 million and $37 million, respectively, compared to the second quarter. Ryerson’s leverage ratio as of the third quarter was 1.4x, which remains unchanged from the previous quarter and within the Company’s target leverage range. Ryerson’s global liquidity, composed of cash and cash equivalents and availability on its revolving credit facilities, was $807 million as of September 30, 2023.

Shareholder Return Activity

Dividends. During the third quarter of 2023, Ryerson paid a quarterly dividend in the amount of $0.1825 per share, amounting to a cash return of approximately $6.3 million. On October 30, 2023, the Board of Directors declared a quarterly cash dividend of $0.1850 per share of common stock, payable on December 14, 2023, to stockholders of record as of November 30, 2023.

Share Repurchase. Over the course of the third quarter of 2023, the Company repurchased 133,094 shares for $4.0 million in the open market. Ryerson made these repurchases in accordance with its share repurchase authorization, which allows the Company to acquire up to an aggregate amount of $100.0 million of the Company’s common stock through April of 2025. As of September 30, 2023, $45.7 million of the $100.0 million remained under the existing share repurchase authorization. In total, Ryerson returned to shareholders $10.3 million in the third quarter of 2023.

Outlook Commentary

For the fourth quarter of 2023, Ryerson expects normal industry seasonal demand conditions, with customer shipments expected to decrease approximately 4% to 7%, quarter-over-quarter. The Company anticipates fourth-quarter net sales to be in the range of $1.00 to $1.15 billion, with average selling prices decreasing 3% to 5%. LIFO income in the fourth quarter of 2023 is expected to be $8 to $12 million. We expect adjusted EBITDA, excluding LIFO in the range of $28 million to $32 million and earnings per diluted share in the range of $0.18 to $0.22.

Third Quarter 2023 Major Product Metrics
	Net Sales (millions)
	Q3 2023	Q3 2022	Q2 2023	Year-over-year	Quarter-over-quarter

Carbon Steel	$647	$834	$683	(22.4)%	(5.3)%
Aluminum	$273	$315	$297	(13.3)%	(8.1)%
Stainless Steel	$304	$370	$338	(17.8)%	(10.1)%

	Tons Shipped (thousands)
	Q3 2023	Q3 2022	Q2 2023	Year-over-year	Quarter-over-quarter

Carbon Steel	371	405	384	(8.4)%	(3.4)%
Aluminum	49	49	51	—	(3.9)%
Stainless Steel	55	56	59	(1.8)%	(6.8)%

	Average Selling Prices (per ton)
	Q3 2023	Q3 2022	Q2 2023	Year-over-year	Quarter-over-quarter

Carbon Steel	$1,744	$2,059	$1,779	(15.3)%	(2.0)%
Aluminum	$5,571	$6,429	$5,824	(13.3)%	(4.3)%
Stainless Steel	$5,527	$6,607	$5,729	(16.3)%	(3.5)%

First Nine Months 2023 Major Product Metrics
	Net Sales (millions)
	YTD 2023	YTD 2022	Year-over-year

Carbon Steel	$2,022	$2,687	(24.7)%
Aluminum	$880	$966	(8.9)%
Stainless Steel	$1,020	$1,312	(22.3)%

	Tons Shipped (thousands)
	YTD 2023	YTD 2022	Year-over-year

Carbon Steel	1,157	1,218	(5.0)%
Aluminum	152	150	1.3%
Stainless Steel	177	190	(6.8)%

	Average Selling Prices (per ton)
	YTD 2023	YTD 2022	Year-over-year

Carbon Steel	$1,748	$2,206	(20.8)%
Aluminum	$5,789	$6,440	(10.1)%
Stainless Steel	$5,763	$6,905	(16.5)%

Earnings Call Information

Ryerson will host a conference call to discuss third quarter 2023 financial results for the period ended September 30, 2023, on Tuesday, October 31, 2023, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. A replay will be available at the same website for 90 days.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,300 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Manager – Investor Relations:

Pratham Dear

312.292.5033

investorinfo@ryerson.com

Notes:

1For EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding LIFO please see Schedule 2

2Net debt is defined as long term debt plus short term debt less cash and cash equivalents and excludes restricted cash

Legal Disclaimer

The contents herein are provided for general information purposes only and do not constitute an offer to sell or buy, or a solicitation of an offer to buy, any security (“Security”) of the Company or its affiliates (“Ryerson”) in any jurisdiction. Ryerson does not intend to solicit, and is not soliciting, any action with respect to any Security or any other contractual relationship with Ryerson. Nothing in this release, individually or taken in the aggregate, constitutes an offer of securities for sale or buy, or a solicitation of an offer to buy, any Security in the United States, or to U.S. persons, or in any other jurisdiction in which such an offer or solicitation is unlawful.

Safe Harbor Provision

Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events, including Russia’s invasion of Ukraine and global trade sanctions; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the ownership of a significant portion of our equity securities by a single investor group; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, our quarterly report on Form 10-Q for the quarter ended September 30, 2023 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Selected Income and Cash Flow Data - Unaudited
(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	2023		2022	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2023	2022

NET SALES	$1,246.7	$1,343.5	$1,543.1	$3,996.3	$5,035.4
Cost of materials sold	997.4	1,082.6	1,272.1	3,221.9	3,888.4
Gross profit	249.3	260.9	271.0	774.4	1,147.0
Warehousing, delivery, selling, general, and administrative	193.0	202.6	186.5	589.8	544.7
Gain on sale of assets	—	—	—	—	(3.8)
OPERATING PROFIT	56.3	58.3	84.5	184.6	606.1
Other income and (expense), net	1.2	(0.3)	(1.3)	0.8	(22.3)
Interest and other expense on debt	(9.3)	(8.3)	(7.6)	(25.2)	(26.2)
INCOME BEFORE INCOME TAXES	48.2	49.7	75.6	160.2	557.6
Provision for income taxes	12.9	12.1	20.5	39.8	142.3
NET INCOME	35.3	37.6	55.1	120.4	415.3
Less: Net income attributable to noncontrolling interest	0.3	—	—	0.5	0.2
NET INCOME ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$35.0	$37.6	$55.1	$119.9	$415.1
EARNINGS PER SHARE
Basic	$1.02	$1.07	$1.49	$3.40	$11.00
Diluted	$1.00	$1.06	$1.46	$3.34	$10.78
Shares outstanding - basic	34.3	35.0	37.1	35.2	37.7
Shares outstanding - diluted	34.9	35.5	37.8	35.9	38.5

Dividends declared per share	$0.1825	$0.18	$0.15	$0.5325	$0.375

Supplemental Data :
Tons shipped (000)	478	496	512	1,493	1,564
Shipping days	63	64	64	191	191
Average selling price/ton	$2,608	$2,709	$3,014	$2,677	$3,220
Gross profit/ton	522	526	529	519	733
Operating profit/ton	118	118	165	124	388
LIFO income per ton	(70)	(18)	(41)	(26)	(59)
LIFO income	(33.4)	(9.0)	(21.1)	(38.4)	(92.7)
Depreciation and amortization expense	13.6	15.1	14.5	42.4	42.5
Cash flow provided by operating activities	79.3	115.3	151.6	275.0	319.6
Capital expenditures	(22.4)	(46.3)	(28.4)	(96.5)	(71.2)

See Schedule 1 for Condensed Consolidated Balance Sheets
See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation
See Schedule 3 for Adjusted EPS reconciliation
See Schedule 4 for Free Cash Flow reconciliation
See Schedule 5 for Fourth Quarter 2023 Guidance reconciliation

Schedule 1
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In millions, except shares)

	September 30,	December 31,
	2023	2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$37.4	$39.2
Restricted cash	1.1	1.3
Receivables, less provisions of $2.6 at September 30, 2023 and $3.2 at December 31, 2022	545.0	514.4
Inventories	699.0	798.5
Prepaid expenses and other current assets	76.0	88.2
Total current assets	1,358.5	1,441.6
Property, plant, and equipment, at cost	1,010.7	898.6
Less: accumulated depreciation	466.7	440.2
Property, plant, and equipment, net	544.0	458.4
Operating lease assets	321.1	240.5
Other intangible assets	60.4	50.9
Goodwill	136.2	129.2
Deferred charges and other assets	14.0	13.7
Total assets	$2,434.2	$2,334.3
Liabilities
Current liabilities:
Accounts payable	$478.2	$438.4
Salaries, wages, and commissions	43.8	67.3
Other accrued liabilities	71.5	77.7
Short-term debt	5.9	5.8
Current portion of operating lease liabilities	29.4	25.2
Current portion of deferred employee benefits	4.8	4.8
Total current liabilities	633.6	619.2
Long-term debt	360.0	361.2
Deferred employee benefits	110.9	118.0
Noncurrent operating lease liabilities	295.4	215.1
Deferred income taxes	130.7	113.5
Other noncurrent liabilities	12.5	14.3
Total liabilities	1,543.1	1,441.3
Commitments and contingencies
Equity
Ryerson Holding Corporation stockholders' equity:
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 39,449,759 and 39,059,198 shares issued at September 30, 2023 and December 31, 2022, respectively	0.4	0.4
Capital in excess of par value	407.8	397.7
Retained earnings	793.8	692.5
Treasury stock, at cost - Common stock of 5,193,820 shares at September 30, 2023 and 2,070,654 shares at December 31, 2022, respectively	(172.9)	(61.1)
Accumulated other comprehensive loss	(146.3)	(144.4)
Total Ryerson Holding Corporation Stockholders' Equity	882.8	885.1
Noncontrolling interest	8.3	7.9
Total Equity	891.1	893.0
Total Liabilities and Stockholders' Equity	$2,434.2	$2,334.3

Schedule 2
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliations of Net Income Attributable to Ryerson Holding Corporation to EBITDA and Gross profit to Gross profit excluding LIFO
(Dollars in millions)

	2023		2022	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2023	2022

Net income attributable to Ryerson Holding Corporation	$35.0	$37.6	$55.1	$119.9	$415.1
Interest and other expense on debt	9.3	8.3	7.6	25.2	26.2
Provision for income taxes	12.9	12.1	20.5	39.8	142.3
Depreciation and amortization expense	13.6	15.1	14.5	42.4	42.5
EBITDA	$70.8	$73.1	$97.7	$227.3	$626.1
Gain on bargain purchase	—	—	(0.6)	—	(0.6)
Gain on sale of assets	—	—	—	—	(3.8)
Reorganization	8.0	4.9	0.6	14.7	1.6
Foreign currency transaction (gains) losses	(0.8)	1.3	0.5	0.4	1.2
Loss on retirement of debt	—	—	1.5	—	21.3
Purchase consideration and other transaction costs	0.3	0.4	—	1.0	—
Other adjustments	0.1	(0.6)	(0.1)	0.2	0.2
Adjusted EBITDA	$78.4	$79.1	$99.6	$243.6	$646.0

Adjusted EBITDA	$78.4	$79.1	$99.6	$243.6	$646.0
LIFO income	(33.4)	(9.0)	(21.1)	(38.4)	(92.7)
Adjusted EBITDA, excluding LIFO income	$45.0	$70.1	$78.5	$205.2	$553.3

Net sales	$1,246.7	$1,343.5	$1,543.1	$3,996.3	$5,035.4

Adjusted EBITDA, excluding LIFO income, as a percentage of net sales	3.6%	5.2%	5.1%	5.1%	11.0%

Gross profit	$249.3	$260.9	$271.0	$774.4	$1,147.0

Gross margin	20.0%	19.4%	17.6%	19.4%	22.8%

Gross profit	$249.3	$260.9	$271.0	$774.4	$1,147.0
LIFO income	(33.4)	(9.0)	(21.1)	(38.4)	(92.7)
Gross profit, excluding LIFO income	$215.9	$251.9	$249.9	$736.0	$1,054.3

Gross margin, excluding LIFO income	17.3%	18.7%	16.2%	18.4%	20.9%

Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain on sales of assets, loss on retirement of debt, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense, and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies.

Schedule 3
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share
(Dollars and Shares in Millions, Except Per Share Data)

	2023		2022	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2023	2022

Net income attributable to Ryerson Holding Corporation	$35.0	$37.6	$55.1	$119.9	$415.1

Gain on bargain purchase	—	—	(0.6)	—	(0.6)
Gain on sale of assets	—	—	—	—	(3.8)
Loss on retirement of debt	—	—	1.5	—	21.3
Benefit for income taxes	—	—	(0.2)	—	(4.3)

Adjusted net income attributable to Ryerson Holding Corporation	$35.0	$37.6	$55.8	$119.9	$427.7

Adjusted diluted earnings per share	$1.00	$1.06	$1.48	$3.34	$11.11

Shares outstanding - diluted	34.9	35.5	37.8	35.9	38.5

Note: Adjusted net income and Adjusted earnings per share is presented to provide a means of comparison with periods that do not include similar adjustments.

Schedule 4
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Cash Flow from Operations to Free Cash Flow Yield
(Dollars in Millions)

	2023		2022	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2023	2022

Net cash provided by operating activities	$79.3	$115.3	$151.6	$275.0	$319.6
Capital expenditures	(22.4)	(46.3)	(28.4)	(96.5)	(71.2)
Proceeds from sales of property, plant, and equipment	—	0.1	0.8	0.1	8.0
Free cash flow	$56.9	$69.1	$124.0	$178.6	$256.4

Market capitalization	$996.5	$1,491.8	$952.9	$996.5	$952.9

Free cash flow yield	5.7%	4.6%	13.0%	17.9%	26.9%

Note: Market capitalization is calculated using September 30, 2023, June 30, 2023, and September 30, 2022 stock prices and shares outstanding.

Schedule 5
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Fourth Quarter 2023 Net Income Attributable to Ryerson Holding Corporation to Adj. EBITDA, excl. LIFO Guidance
(Dollars in Millions, except Per Share Data)
	Fourth Quarter 2023
	Low	High
Net income attributable to Ryerson Holding Corporation	$7	$8

Diluted earnings per share	$0.18	$0.22

Interest and other expense on debt	9	8
Provision for income taxes	3	3
Depreciation and amortization expense	15	15
EBITDA	$34	$34
Adjustments	6	6
Adjusted EBITDA	$40	$40
LIFO income	(12)	(8)
Adjusted EBITDA, excluding LIFO	$28	$32

Note: See the note within Schedule 2 for a description of EBITDA and Adjusted EBITDA.